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                                                               EXHIBIT 99.1

                                 June 28, 1994



Blockbuster Entertainment Corporation
One Blockbuster Plaza
200 South Andrews Avenue
Ft. Lauderdale, FL  33301
Attention:  Steven R. Berrard

Gentlemen:

                 We understand that Blockbuster Entertainment Corporation, a Delaware corporation ("BEC"), has entered into the following agreements with respect to the Ordinary Shares (the "Ordinary Shares") of Virgin Interactive Entertainment plc, a company organized under the laws of the United Kingdom ("VIE"):

                          (i) a Share Purchase Agreement, dated June 22, 1994 (the "Share Purchase Agreement"), with certain shareholders of VIE (the "Vendors") pursuant to which BEC has agreed to purchase 5,049,434 Ordinary Shares for an aggregate purchase price of $122,256,901; and

                          (ii) an Option Assignment Agreement, dated June 22, 1994 (the "Devereux Agreement"), with Robert Devereux pursuant to which BEC has agreed to purchase for the purchase price of $4,840,000 options held by him to acquire 550,000 Ordinary Shares from VIE.

We also understand that BEC purchased 1,864,444 Ordinary Shares for an aggregate purchase price of $30,203,993 pursuant to an Option Agreement, dated as of November 9, 1993 (the "Option Agreement"), by and among BEC and certain of the Vendors, and that BEC will enter into a Share Purchase Agreement (the "Management Share Purchase Agreement") with certain senior executives of VIE pursuant to which BEC will purchase 254,824 Ordinary Shares from such individuals for an aggregate purchase price of $5,478,716. Thus, upon consummation of the transactions contemplated by the Share Purchase Agreement, the Devereux Agreement and the Management Share Purchase Agreement (collectively, the "VIE Agreements"), BEC would own 7,168,702 Ordinary Shares as well as options to acquire 550,000 Ordinary Shares from VIE (collectively, "BEC's VIE Interests"), with an aggregate cost of $162,779,610 plus the fees and expenses incurred by BEC in connection with its acquisitions of BEC's VIE Interests ("BEC's Cost"). In connection with the consummation of the transactions contemplated by the Share Purchase Agreement, BEC and the Vendors will enter into a Shareholders Agreement (the "Shareholders Agreement").
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                 This letter sets forth the terms and conditions of our
agreement in principle with respect to the exchange by Spelling of shares of its common stock, $.10 par value per share ("Spelling Common Stock"), for BEC's VIE Interests (the "Spelling Exchange").

                 1. Closing Date. The closing of the Spelling Exchange (the "Closing") will occur immediately following the consummation of the transactions contemplated by the VIE Agreements.

                 2. The Exchange. At the Closing, BEC (or the wholly owned subsidiary of BEC having purchased the Ordinary Shares pursuant to the VIE Agreements) will deliver to Spelling BEC's VIE Interests in exchange for a number of shares of Spelling Common Stock equal to the quotient of (I) BEC's Cost, divided by (II) $8.95, which represents the average closing price of Spelling Common Stock on the New York Stock Exchange Composite Tape, as reported in The Wall Street Journal (Southeast Edition), on the five trading days ending June 27, 1994.

                 3. Definitive Agreement. Spelling and BEC will negotiate in good faith a definitive agreement (the "Definitive Agreement") with respect to the transaction contemplated by paragraph 2 above mutually satisfactory to the parties hereto. The Definitive Agreement will contain customary representations and warranties; provided that BEC shall make no representations and warranties concerning the businesses, assets or properties of VIE. The Definitive Agreement will also contain covenants and conditions customary for transactions of this type, including, without limitation, the following conditions to closing:

                 (a) approval by a majority of Spelling's disinterested directors, collectively constituting the Special Committee of the Board of Directors of Spelling (the "Special Committee");

                 (b) the receipt by the Special Committee of an opinion from its financial advisor that the Spelling Purchase is fair to all of Spelling's stockholders (other than BEC and its affiliates) from a financial point of view; and

                 (c) consummation of the transactions contemplated by the VIE Agreements.

The Definitive Agreement will also contain provisions pursuant to which (i) BEC will assign to Spelling at the Closing all of its indemnification rights under the Option Agreement and the VIE Agreements, it being understood that it is the intent of BEC and Spelling that Spelling receive the benefit of such indemnification rights, and (ii) BEC will assign to Spelling at the Closing all of its rights and obligations under the Shareholders Agreement. The Definitive Agreement will also contain a put option and a call option (collectively, the "Option") pursuant to which BEC may require Spelling to purchase from BEC and Spelling may require BEC to sell to Spelling, respectively, all Ordinary Shares (the "Option Shares") acquired by BEC pursuant to the Put





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Option or the Call Option (as defined in the Share Purchase Agreement).  The purchase price to Spelling for the Option Shares (the "Option Price") will be the cost of such Option Shares to BEC, minus the Initial Consideration Stock Deficit (as defined in the Share Purchase Agreement), if any. Spelling may pay the Option Price in cash or a number of shares of Spelling Common Stock equal to the quotient of (I) the Option Price, divided by (II) the average closing price of Spelling Common Stock on the New York Stock Exchange Composite Tape, as reported in The Wall Street Journal (Southeast Edition), on the ten trading days immediately preceding the day prior to exercise of the Option. The Definitive Agreement will also provide that each outstanding option to acquire Ordinary Shares held by employees of VIE will be converted into the right to receive, upon payment of the exercise price (as adjusted as set forth below) the number of shares of Spelling Common Stock determined by multiplying (I) the number of Ordinary Shares into which such option was exercisable immediately prior to the Closing by (II) the quotient of (x) 21.50, divided by (y) the average closing price of Spelling Common Stock on the New York Stock Exchange Composite Tape, as reported in The Wall Street Journal (Southeast Edition), on the five trading days immediately preceding the day prior to the Closing (the "Average Price"). The exercise price for such employee options will be adjusted by multiplying such exercise price by the quotient of (I) one, divided by (II) the quotient of (x) 21.50, divided by (y) the Average Price. To the extent required by, or desirable under, the tax laws of the United Kingdom, certain options held by VIE employees will be cancelled and regranted in accordance with the foregoing formula.

                 4. Governing Law. This agreement in principle shall be governed by and construed in accordance with the laws of the State of Delaware.

                 5. Letter Non-binding. Except for the first sentence of paragraph 3 (which shall be a legally binding obligation of the parties hereto), this letter is an expression of our mutual intention with respect to the transactions contemplated hereby and does not constitute a binding obligation.

                 6. Termination. This agreement in principle shall terminate on July 31, 1994, without liability or obligation on the part of any party hereto other than for a breach of the obligations under the first sentence of paragraph 3; provided that this agreement may be terminated prior to such date by written notice to the other party hereto upon a breach of the other party of its obligations hereunder.





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                 Please acknowledge your acceptance of and agreement with the terms of this letter by signing and returning the enclosed copy.


                                        Very truly yours,

                                        SPELLING ENTERTAINMENT GROUP INC.


                                        /s/  Thomas P. Carson
                                        ---------------------------------------
                                        By:  Thomas P. Carson
                                        Its: Senior Vice President, Treasurer
                                             and Chief Financial Officer


Accepted and agreed to this
28th day of June, 1994:

BLOCKBUSTER ENTERTAINMENT CORPORATION

/s/ Steven R. Berrard
- - -------------------------------------
By:    Steven R. Berrard
Its:   Vice Chairman, President and
       Chief Operating Officer





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